Exhibit 99
Piper Sandler Companies Reports Third Quarter 2023 Results;
Declares Quarterly Dividend of $0.60 Per Share
MINNEAPOLIS—October 27, 2023—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the third quarter of 2023.
"While market conditions remain challenging, our broad product capabilities and industry diversification continue to provide resiliency to our results. Performance in several of our businesses during the third quarter was strong on both an absolute and relative basis and we are pleased with this momentum," said Chad R. Abraham, chairman and chief executive officer. "We remain focused on balancing near-term margin and shareholder returns with investments in our business to elevate our market presence and long-term earnings capacity."

	Third Quarter 2023 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q3	vs.	vs.	Q3	vs.	vs.
	2023	Q2-23	Q3-22	2023	Q2-23	Q3-22
Net revenues	$289.5	—%	-13%	$306.2	10%	-9%
Pre-tax margin	-1.2%	N/M	N/M	15.3%	5.8pp	-2.0pp
Net income applicable to Piper Sandler Companies	$3.9	-2%	-73%	$31.5	55%	-23%
Earnings per diluted common share	$0.22	-4%	-75%	$1.76	56%	-24%
N/M — Not meaningful
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Generated net revenues of $289 million for the third quarter of 2023 and adjusted net revenues of $306 million driven by strong relative performance combined with the diversification of our platform within and across business lines, despite the continued challenging market conditions across most of our businesses.
•Corporate investment banking revenues of $192 million for the current quarter increased 15% compared to the second quarter of 2023 driven by higher M&A revenues. Our healthcare team led performance during the quarter with broad-based contributions from our financial services, consumer, energy & power, and restructuring groups.
•U.S. GAAP results for the third quarter of 2023 include $16.4 million of non-compensation expenses related to a potential regulatory settlement with the U.S. Securities and Exchange Commission (the "SEC") regarding recordkeeping requirements for business-related communications. Our adjusted, non-GAAP results for the third quarter of 2023 exclude these non-compensation expenses.
Talent
•On September 12, 2023, we announced Tim Carter, chief financial officer, will retire from this role in early 2024 and Kate Clune will succeed him as chief financial officer. Carter will stay on into the second quarter of 2024 to assist with the transition.
•Appointed Dustin Avey, managing director and head of Midwest public finance, and Jeremy Gerber, managing director and head of senior living, as co-heads of public finance. Frank Fairman, former head of public finance, will remain with the firm in an advisory capacity into 2024.
•Strengthened equity sales and trading with the addition of two managing directors, one of whom will lead the firm's London equity office and both will focus on expanding research sales internationally.
Capital
•Declared a quarterly cash dividend of $0.60 per share of common stock on October 27, 2023 to be paid on December 8, 2023 to shareholders of record as of November 21, 2023.
•Returned an aggregate of $142 million to shareholders during the first nine months of 2023 through share repurchases and dividends.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2023	2023	2022	Q2-23	Q3-22	2023	2022	Change
Revenues
Advisory services	$154,560	$129,775	$174,805	19%	-12%	$424,999	$555,364	-23%
Corporate financing	37,171	36,923	40,103	1%	-7%	100,899	88,526	14%
Municipal financing	19,935	17,269	26,519	15%	-25%	54,139	89,171	-39%
Investment banking	211,666	183,967	241,427	15%	-12%	580,037	733,061	-21%

Equity brokerage	50,243	50,435	52,685	—%	-5%	154,509	153,865	—%
Fixed income services	40,250	37,403	37,026	8%	9%	120,135	145,350	-17%
Institutional brokerage	90,493	87,838	89,711	3%	1%	274,644	299,215	-8%

Interest income	6,980	3,729	5,454	87%	28%	19,421	13,846	40%
Investment income/(loss)	(17,108)	15,797	(2,190)	N/M	681%	9,804	(4,328)	N/M

Total revenues	292,031	291,331	334,402	—%	-13%	883,906	1,041,794	-15%

Interest expense	2,546	2,605	2,649	-2%	-4%	7,790	7,205	8%

Net revenues	$289,485	$288,726	$331,753	—%	-13%	$876,116	$1,034,589	-15%

Non-interest expenses
Compensation and benefits	$207,282	$189,204	$232,966	10%	-11%	$595,880	$720,782	-17%
Non-compensation expenses	85,653	85,141	79,885	1%	7%	243,496	222,108	10%
Total non-interest expenses	$292,935	$274,345	$312,851	7%	-6%	$839,376	$942,890	-11%

Income/(loss) before income tax expense/(benefit)	$(3,450)	$14,381	$18,902	N/M	N/M	$36,740	$91,699	-60%

Income tax expense/(benefit)	10,227	(250)	8,169	N/M	25%	2,340	28,533	-92%

Net income/(loss)	$(13,677)	$14,631	$10,733	N/M	N/M	$34,400	$63,166	-46%

Net income applicable to Piper Sandler Companies	$3,878	$3,954	$14,532	-2%	-73%	$33,466	$72,573	-54%

Earnings per diluted common share	$0.22	$0.23	$0.87	-4%	-75%	$1.95	$4.27	-54%

Ratios and margin
Compensation ratio	71.6%	65.5%	70.2%			68.0%	69.7%
Non-compensation ratio	29.6%	29.5%	24.1%			27.8%	21.5%
Pre-tax margin	-1.2%	5.0%	5.7%			4.2%	8.9%
Effective tax rate	-296.4%	-1.7%	43.2%			6.4%	31.1%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2023	2023	2022	Q2-23	Q3-22	2023	2022	Change
Advisory services
Completed M&A and restructuring transactions	44	52	55	-15%	-20%	151	158	-4%
Completed capital advisory transactions	7	9	17	-22%	-59%	30	66	-55%
Total completed advisory transactions	51	61	72	-16%	-29%	181	224	-19%

Corporate financings
Total equity transactions priced	17	23	20	-26%	-15%	59	35	69%
Book run equity transactions priced	16	22	18	-27%	-11%	52	29	79%
Total debt and preferred transactions priced	4	2	7	100%	-43%	10	28	-64%
Book run debt and preferred transactions priced	3	—	5	N/M	-40%	5	17	-71%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$4.0	$2.4	$3.6	67%	11%	$9.2	$11.6	-21%
Total issues priced	108	119	106	-9%	2%	308	439	-30%

Equity brokerage
Number of shares traded (in billions)	2.5	2.7	2.6	-7%	-4%	8.0	8.2	-2%
N/M — Not meaningful
NET REVENUES
For the third quarter of 2023, net revenues of $289.5 million were flat compared to the second quarter of 2023 and decreased 13% compared to the third quarter of 2022.
Investment banking revenues of $211.7 million for the third quarter of 2023 increased 15% compared to the second quarter of 2023 and decreased 12% compared to the third quarter of 2022.
•Advisory services revenues of $154.6 million for the third quarter of 2023 increased 19% compared to the second quarter of 2023 driven by a higher average fee which more than offset the decline in completed transactions. Advisory services revenues decreased 12% compared to the third quarter of 2022 due to fewer completed transactions offset in part by a higher average fee. The diversification of our sectors continues to provide some resiliency to our results despite the ongoing challenges in the M&A and debt markets driven by macroeconomic uncertainty.
•Corporate financing revenues of $37.2 million for the third quarter of 2023 were essentially flat compared to the second quarter of 2023 as higher revenue per deal offset a decline in completed deals. Corporate financing revenues decreased 7% compared to the third quarter of 2022 driven by fewer debt and preferred financings. Performance during the quarter was led by our market-leading healthcare franchise which served as book runner on all 12 deals the team priced.
•Municipal financing revenues of $19.9 million for the third quarter of 2023 increased 15% compared to the second quarter of 2023 as we underwrote several significant deals. Municipal financing revenues decreased 25% compared to the third quarter of 2022 driven by a decline in issuances among our specialty sector clients. Market conditions continue to remain challenging resulting from increased interest rates and volatility combined with weak investor demand.

Institutional brokerage revenues of $90.5 million for the third quarter of 2023 increased 3% compared to the second quarter of 2023 and were essentially flat compared to the third quarter of 2022.
•Equity brokerage revenues of $50.2 million for the third quarter of 2023 were flat compared to the second quarter of 2023 and decreased 5% compared to the third quarter of 2022 due to lower volatility and volumes.
•Fixed income services revenues of $40.3 million for the third quarter of 2023 increased 8% compared to the second quarter of 2023 and 9% compared to the third quarter of 2022 driven by increased activity primarily from our insurance and asset management client verticals. Market conditions remained challenging during the quarter driven by continued interest rate uncertainty and an increased focus on liquidity for depository institutions.
Investment income/(loss) for the third quarter of 2023 was a loss of $17.1 million compared to income of $15.8 million for the second quarter of 2023 and a loss of $2.2 million for the third quarter of 2022. The current and prior periods include amounts attributable to noncontrolling interests. For the current and prior periods, investment income/(loss) primarily related to the alternative asset management funds we manage.
NON-INTEREST EXPENSES
For the third quarter of 2023, non-interest expenses of $292.9 million increased 7% compared to the second quarter of 2023 and decreased 6% compared to the third quarter of 2022.
•Compensation ratio of 71.6% for the third quarter of 2023 increased compared to the second quarter of 2023 on a consistent revenue base due to a shift in revenue mix. The compensation ratio increased compared to the third quarter of 2022 resulting from reduced revenues and a shift in revenue mix, offset in part by lower acquisition-related compensation.
•Non-compensation expenses of $85.7 million for the third quarter of 2023 were essentially flat compared to the second quarter of 2023 and increased 7% compared to the third quarter of 2022. Non-compensation expenses for the current quarter increased primarily due to $16.4 million of expenses related to a potential regulatory settlement with the SEC regarding recordkeeping requirements for business-related communications. The increase in non-compensation expenses compared to the prior periods was offset in part by decreased restructuring and integration costs and lower marketing and business development expenses resulting from reduced travel. In addition, non-compensation expenses for the second quarter of 2023 included the write-off of a $7.5 million uncollectible receivable in our municipal financing business.
PRE-TAX INCOME/(LOSS)
For the third quarter of 2023, we recorded a pre-tax loss of $3.5 million compared to pre-tax income of $14.4 million for the second quarter of 2023 and pre-tax income of $18.9 million for the third quarter of 2022.
•Pre-tax margin of -1.2% for the third quarter of 2023 decreased compared to 5.0% for the second quarter of 2023 due to a higher compensation ratio. Pre-tax margin for the current quarter decreased compared to 5.7% for the third quarter of 2022 resulting from lower net revenues and increased non-compensation expenses.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and restricted stock award vestings. The effective tax rate for the third quarter of 2023 was impacted by higher non-deductible expenses as well as the investment loss attributable to noncontrolling interests. For the second quarter of 2023, income tax expense included $0.7 million of tax benefits related to restricted stock awards vesting at values greater than the grant date price as well as accrued forfeitable dividends paid on acquisition-related restricted stock, which resulted in an overall income tax benefit.
NET INCOME & EARNINGS PER SHARE
For the third quarter of 2023, we generated net income of $3.9 million, or $0.22 per diluted common share. Results for the current quarter were essentially flat compared to the second quarter of 2023, and decreased compared to the third quarter of 2022 due to lower net revenues and pre-tax margin.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	% Change vs.		Sept. 30,	Sept. 30,	%
	2023	2023	2022	Q2-23	Q3-22	2023	2022	Change
Adjusted net revenues
Advisory services	$154,560	$129,775	$174,805	19%	-12%	$424,999	$555,364	-23%
Corporate financing	37,171	36,923	40,103	1%	-7%	100,899	88,526	14%
Municipal financing	19,935	17,269	26,519	15%	-25%	54,139	89,171	-39%
Investment banking	211,666	183,967	241,427	15%	-12%	580,037	733,061	-21%

Equity brokerage	50,243	50,435	52,685	—%	-5%	154,509	153,865	—%
Fixed income services	40,250	37,403	37,026	8%	9%	120,135	145,350	-17%
Institutional brokerage	90,493	87,838	89,711	3%	1%	274,644	299,215	-8%

Interest income	6,980	3,729	5,454	87%	28%	19,421	13,846	40%
Investment income/(loss)	(2,010)	2,816	(162)	N/M	N/M	1,617	(951)	N/M

Total revenues	307,129	278,350	336,430	10%	-9%	875,719	1,045,171	-16%

Interest expense	921	980	1,024	-6%	-10%	2,915	2,330	25%

Adjusted net revenues	$306,208	$277,370	$335,406	10%	-9%	$872,804	$1,042,841	-16%

Adjusted operating expenses
Adjusted compensation and benefits	$195,724	$176,964	$209,611	11%	-7%	$555,832	$652,519	-15%
Adjusted non-compensation expenses	63,760	74,030	67,878	-14%	-6%	203,096	196,672	3%
Adjusted operating expenses	$259,484	$250,994	$277,489	3%	-6%	$758,928	$849,191	-11%

Adjusted operating income	$46,724	$26,376	$57,917	77%	-19%	$113,876	$193,650	-41%

Adjusted income tax expense	13,622	4,505	15,434	202%	-12%	14,982	47,297	-68%

Adjusted net income	$31,477	$20,246	$40,858	55%	-23%	$94,019	$141,478	-34%

Adjusted earnings per diluted common share	$1.76	$1.13	$2.32	56%	-24%	$5.24	$7.93	-34%

Adjusted ratios and margin
Adjusted compensation ratio	63.9%	63.8%	62.5%			63.7%	62.6%
Adjusted non-compensation ratio	20.8%	26.7%	20.2%			23.3%	18.9%
Adjusted operating margin	15.3%	9.5%	17.3%			13.0%	18.6%
Adjusted effective tax rate	30.2%	18.2%	27.4%			13.7%	25.1%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the third quarter of 2023, adjusted net revenues of $306.2 million increased 10% compared to the second quarter of 2023 and decreased 9% compared to the third quarter of 2022. Market conditions remained challenging throughout the industry and for most of our businesses during the current quarter; however, strong relative performance combined with the diversification of our platform within and across our businesses led to our strongest adjusted net revenue quarter of the year. For the third quarter of 2023, investment banking generated 69% of total adjusted net revenues and institutional brokerage generated 30%.
ADJUSTED OPERATING EXPENSES
For the third quarter of 2023, adjusted operating expenses of $259.5 million increased 3% compared to the second quarter of 2023 and decreased 6% compared to the third quarter of 2022.
•Adjusted compensation ratio of 63.9% for the third quarter of 2023 was essentially flat compared to the second quarter of 2023, and increased compared to 62.5% for the third quarter of 2022 as a result of lower adjusted net revenues.
•Adjusted non-compensation expenses of $63.8 million for the third quarter of 2023 decreased 14% compared to the second quarter of 2023 and 6% compared to the third quarter of 2022 due primarily to lower marketing and business development expenses related to reduced travel as well as a decline in reimbursed deal expenses. In addition, adjusted non-compensation expenses for the second quarter of 2023 included higher other operating expenses driven by the write-off of a $7.5 million uncollectible receivable in our municipal financing business.
ADJUSTED OPERATING INCOME
For the third quarter of 2023, adjusted operating income of $46.7 million increased 77% compared to the second quarter of 2023 and decreased 19% compared to the third quarter of 2022.
•Adjusted operating margin of 15.3% for the third quarter of 2023 increased compared to 9.5% for the second quarter of 2023 primarily due to higher adjusted net revenues and a lower adjusted non-compensation ratio. Adjusted operating margin for the current quarter decreased compared to 17.3% for the third quarter of 2022 primarily due to lower adjusted net revenues and a higher adjusted compensation ratio.
ADJUSTED EFFECTIVE TAX RATE
For the third quarter of 2023, our adjusted effective tax rate of 30.2% increased compared to 18.2% for the second quarter of 2023 and 27.4% for the third quarter of 2022 driven by higher non-deductible expenses.
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the third quarter of 2023, we generated adjusted net income of $31.5 million, or $1.76 of adjusted earnings per diluted common share. Results for the current quarter increased compared to the second quarter of 2023 driven by higher adjusted net revenues and adjusted operating margin, offset in part by a higher adjusted effective tax rate. Results for the current quarter decreased compared to the third quarter of 2022 driven by lower adjusted net revenues and adjusted operating margin.

Capital
DIVIDENDS
On October 27, 2023, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.60 per share to be paid on December 8, 2023, to shareholders of record as of the close of business on November 21, 2023.
During the third quarter of 2023, we paid a quarterly cash dividend of $0.60 per share of common stock, for an aggregate of $10.1 million. For the first nine months of 2023, we returned an aggregate of $74.2 million, or $3.05 per share of common stock, to shareholders through quarterly cash dividends and a special cash dividend, which was paid in the first quarter of 2023.
SHARE REPURCHASES
During the third quarter of 2023, we repurchased approximately 27,000 shares, or $3.9 million of the company's common stock, at an average price of $145.11 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. For the first nine months of 2023, we repurchased approximately 474,000 shares, or $67.6 million, of the company's common stock, at an average price of $142.55 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations.
Additional Information

	Sept. 30,	June 30,	Sept. 30,
	2023	2023	2022
Human Capital
Full-time employees	1,761	1,793	1,797
Corporate investment banking managing directors	168	171	152

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,034.4	$1,032.8	$1,000.5

Common shares outstanding	15.1	15.1	13.7
Restricted shares outstanding	2.7	2.7	3.7
Total shares outstanding	17.8	17.8	17.4
CONFERENCE CALL WITH MANAGEMENT
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Tim Carter, chief financial officer, will host a conference call to discuss the financial results on Friday, October 27, 2023, at 9 a.m. Eastern Time (8 a.m. Central Time). Participants can access the call by dialing 888 394-8218 (in the U.S.) or +1 773 305-6853 (outside the U.S.) and passcode number 7250805. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
ABOUT PIPER SANDLER
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Limited, authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2023. Since 1895. Piper Sandler Companies. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036
Tim Carter
Tel: 612 303-5607
investorrelations@psc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), economic, geopolitical, and market conditions (including the outlook for equity markets, investment banking transactions, CEO confidence, and the interest rate environment), areas of potential growth and market share gains for the company, our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses (e.g., the potential regulatory settlement), effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, the payment of our quarterly and special cash dividends to our shareholders, our share repurchase program, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2022, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
(Amounts in thousands, except per share data)	Sept. 30,	June 30,	Sept. 30,	3Q '23	3Q '23	Sept. 30,	Sept. 30,	Percent
	2023	2023	2022	vs. 2Q '23	vs. 3Q '22	2023	2022	Inc/(Dec)
Revenues:
Investment banking	$211,666	$183,967	$241,427	15.1%	(12.3)%	$580,037	$733,061	(20.9)%
Institutional brokerage	90,493	87,838	89,711	3.0	0.9	274,644	299,215	(8.2)
Interest income	6,980	3,729	5,454	87.2	28.0	19,421	13,846	40.3
Investment income/(loss)	(17,108)	15,797	(2,190)	N/M	681.2	9,804	(4,328)	N/M
Total revenues	292,031	291,331	334,402	0.2	(12.7)	883,906	1,041,794	(15.2)

Interest expense	2,546	2,605	2,649	(2.3)	(3.9)	7,790	7,205	8.1

Net revenues	289,485	288,726	331,753	0.3	(12.7)	876,116	1,034,589	(15.3)

Non-interest expenses:
Compensation and benefits	207,282	189,204	232,966	9.6	(11.0)	595,880	720,782	(17.3)
Outside services	12,538	13,456	13,399	(6.8)	(6.4)	38,120	39,004	(2.3)
Occupancy and equipment	16,308	16,020	16,759	1.8	(2.7)	48,056	46,857	2.6
Communications	12,883	13,047	12,464	(1.3)	3.4	40,241	38,104	5.6
Marketing and business development	8,674	10,930	11,704	(20.6)	(25.9)	29,656	32,574	(9.0)
Deal-related expenses	6,653	7,505	8,017	(11.4)	(17.0)	20,172	21,869	(7.8)
Trade execution and clearance	4,864	4,854	5,155	0.2	(5.6)	14,632	15,081	(3.0)
Restructuring and integration costs	—	3,903	6,467	N/M	N/M	3,903	9,323	(58.1)
Intangible asset amortization	4,833	4,904	3,769	(1.4)	28.2	14,641	10,083	45.2
Other operating expenses	18,900	10,522	2,151	79.6	778.7	34,075	9,213	269.9
Total non-interest expenses	292,935	274,345	312,851	6.8	(6.4)	839,376	942,890	(11.0)

Income/(loss) before income tax expense/(benefit)	(3,450)	14,381	18,902	N/M	N/M	36,740	91,699	(59.9)

Income tax expense/(benefit)	10,227	(250)	8,169	N/M	25.2	2,340	28,533	(91.8)

Net income/(loss)	(13,677)	14,631	10,733	N/M	N/M	34,400	63,166	(45.5)

Net income/(loss) applicable to noncontrolling interests	(17,555)	10,677	(3,799)	N/M	362.1	934	(9,407)	N/M

Net income applicable to Piper Sandler Companies	$3,878	$3,954	$14,532	(1.9)%	(73.3)%	$33,466	$72,573	(53.9)%

Earnings per common share
Basic	$0.26	$0.26	$1.05	—%	(75.2)%	$2.25	$5.15	(56.3)%
Diluted	$0.22	$0.23	$0.87	(4.3)%	(74.7)%	$1.95	$4.27	(54.3)%

Dividends declared per common share	$0.60	$0.60	$0.60	—%	—%	$3.05	$6.30	(51.6)%

Weighted average common shares outstanding
Basic	15,105	15,066	13,775	0.3%	9.7%	14,895	14,089	5.7%
Diluted	17,256	17,084	16,733	1.0%	3.1%	17,176	16,980	1.2%
N/M — Not meaningful

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	3Q '23	3Q '23	Sept. 30,	Sept. 30,	Percent
(Amounts in thousands, except per share data)	2023	2023	2022	vs. 2Q '23	vs. 3Q '22	2023	2022	Inc/(Dec)
Revenues:
Investment banking	$211,666	$183,967	$241,427	15.1%	(12.3)%	$580,037	$733,061	(20.9)%
Institutional brokerage	90,493	87,838	89,711	3.0	0.9	274,644	299,215	(8.2)
Interest income	6,980	3,729	5,454	87.2	28.0	19,421	13,846	40.3
Investment income/(loss)	(2,010)	2,816	(162)	N/M	N/M	1,617	(951)	N/M
Total revenues	307,129	278,350	336,430	10.3	(8.7)	875,719	1,045,171	(16.2)

Interest expense	921	980	1,024	(6.0)	(10.1)	2,915	2,330	25.1

Adjusted net revenues (2)	$306,208	$277,370	$335,406	10.4%	(8.7)%	$872,804	$1,042,841	(16.3)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$195,724	$176,964	$209,611	10.6%	(6.6)%	$555,832	$652,519	(14.8)%
Ratio of adjusted compensation and benefits to adjusted net revenues	63.9%	63.8%	62.5%			63.7%	62.6%

Adjusted non-compensation expenses (4)	$63,760	$74,030	$67,878	(13.9)%	(6.1)%	$203,096	$196,672	3.3%
Ratio of adjusted non-compensation expenses to adjusted net revenues	20.8%	26.7%	20.2%			23.3%	18.9%

Adjusted operating income (5)	$46,724	$26,376	$57,917	77.1%	(19.3)%	$113,876	$193,650	(41.2)%
Adjusted operating margin (6)	15.3%	9.5%	17.3%			13.0%	18.6%

Interest expense on long-term financing	1,625	1,625	1,625	—	—	4,875	4,875	—

Adjusted income before adjusted income tax expense (7)	$45,099	$24,751	$56,292	82.2%	(19.9)%	$109,001	$188,775	(42.3)%

Adjusted income tax expense (8)	13,622	4,505	15,434	202.4	(11.7)	14,982	47,297	(68.3)

Adjusted net income (9)	$31,477	$20,246	$40,858	55.5%	(23.0)%	$94,019	$141,478	(33.5)%
Adjusted effective tax rate (10)	30.2%	18.2%	27.4%			13.7%	25.1%

Adjusted earnings per diluted common share (11)	$1.76	$1.13	$2.32	55.8%	(24.1)%	$5.24	$7.93	(33.9)%

Adjusted weighted average diluted common shares outstanding (12)	17,929	17,892	17,586	0.2%	2.0%	17,940	17,851	0.5%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2023	2023	2022	2023	2022
Net revenues:
Net revenues – U.S. GAAP basis	$289,485	$288,726	$331,753	$876,116	$1,034,589
Adjustments:
Investment (income)/loss related to noncontrolling interests (13)	15,098	(12,981)	2,028	(8,187)	3,377
Interest expense on long-term financing	1,625	1,625	1,625	4,875	4,875
Adjusted net revenues	$306,208	$277,370	$335,406	$872,804	$1,042,841

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$207,282	$189,204	$232,966	$595,880	$720,782
Adjustment:
Compensation from acquisition-related agreements	(11,558)	(12,240)	(23,355)	(40,048)	(68,263)
Adjusted compensation and benefits	$195,724	$176,964	$209,611	$555,832	$652,519

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$85,653	$85,141	$79,885	$243,496	$222,108
Adjustments:
Non-compensation expenses related to noncontrolling interests (13)	(2,457)	(2,304)	(1,771)	(7,253)	(6,030)
Restructuring and integration costs	—	(3,903)	(6,467)	(3,903)	(9,323)
Amortization of intangible assets related to acquisitions	(4,833)	(4,904)	(3,769)	(14,641)	(10,083)
Non-compensation expenses from acquisition-related agreements	1,760	—	—	1,760	—
Non-compensation expenses from potential regulatory settlement	(16,363)	—	—	(16,363)	—
Adjusted non-compensation expenses	$63,760	$74,030	$67,878	$203,096	$196,672

Income/(loss) before income tax expense/(benefit):
Income/(loss) before income tax expense/(benefit) – U.S. GAAP basis	$(3,450)	$14,381	$18,902	$36,740	$91,699
Adjustments:
Investment (income)/loss related to noncontrolling interests (13)	15,098	(12,981)	2,028	(8,187)	3,377
Interest expense on long-term financing	1,625	1,625	1,625	4,875	4,875
Non-compensation expenses related to noncontrolling interests (13)	2,457	2,304	1,771	7,253	6,030
Compensation from acquisition-related agreements	11,558	12,240	23,355	40,048	68,263
Restructuring and integration costs	—	3,903	6,467	3,903	9,323
Amortization of intangible assets related to acquisitions	4,833	4,904	3,769	14,641	10,083
Non-compensation expenses from acquisition-related agreements	(1,760)	—	—	(1,760)	—
Non-compensation expenses from potential regulatory settlement	16,363	—	—	16,363	—
Adjusted operating income	$46,724	$26,376	$57,917	$113,876	$193,650
Interest expense on long-term financing	(1,625)	(1,625)	(1,625)	(4,875)	(4,875)
Adjusted income before adjusted income tax expense	$45,099	$24,751	$56,292	$109,001	$188,775
Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2023	2023	2022	2023	2022
Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$10,227	$(250)	$8,169	$2,340	$28,533
Tax effect of adjustments:
Compensation from acquisition-related agreements	2,250	2,483	4,981	7,960	14,485
Restructuring and integration costs	—	1,007	1,483	1,007	1,926
Amortization of intangible assets related to acquisitions	1,247	1,265	801	3,777	2,353
Non-compensation expenses from acquisition-related agreements	(454)	—	—	(454)	—
Non-compensation expenses from potential regulatory settlement	352	—	—	352	—
Adjusted income tax expense	$13,622	$4,505	$15,434	$14,982	$47,297

Net income applicable to Piper Sandler Companies:
Net income applicable to Piper Sandler Companies – U.S. GAAP basis	$3,878	$3,954	$14,532	$33,466	$72,573
Adjustments:
Compensation from acquisition-related agreements	9,308	9,757	18,374	32,088	53,778
Restructuring and integration costs	—	2,896	4,984	2,896	7,397
Amortization of intangible assets related to acquisitions	3,586	3,639	2,968	10,864	7,730
Non-compensation expenses from acquisition-related agreements	(1,306)	—	—	(1,306)	—
Non-compensation expenses from potential regulatory settlement	16,011	—	—	16,011	—
Adjusted net income	$31,477	$20,246	$40,858	$94,019	$141,478

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$0.22	$0.23	$0.87	$1.95	$4.27
Adjustment for inclusion of unvested acquisition-related stock	(0.06)	(0.05)	(0.12)	(0.23)	(0.41)
	$0.16	$0.18	$0.75	$1.72	$3.86
Adjustments:
Compensation from acquisition-related agreements	0.54	0.57	1.09	1.87	3.17
Restructuring and integration costs	—	0.17	0.30	0.17	0.44
Amortization of intangible assets related to acquisitions	0.21	0.21	0.18	0.63	0.46
Non-compensation expenses from acquisition-related agreements	(0.08)	—	—	(0.08)	—
Non-compensation expenses from potential regulatory settlement	0.93	—	—	0.93	—
Adjusted earnings per diluted common share	$1.76	$1.13	$2.32	$5.24	$7.93

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	17,256	17,084	16,733	17,176	16,980
Adjustment:
Unvested acquisition-related restricted stock with service conditions	673	808	853	764	871
Adjusted weighted average diluted common shares outstanding	17,929	17,892	17,586	17,940	17,851
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) investment (income)/loss related to noncontrolling interests (see (13) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (13) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions, (d) non-compensation expenses from acquisition-related agreements and (e) non-compensation expenses from a potential regulatory settlement.
(5)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (13) below), (b) interest expense on long-term financing, (c) compensation and non-compensation expenses from acquisition-related agreements, (d) restructuring and integration costs related to acquisitions and/or headcount reductions, (e) amortization of intangible assets related to acquisitions and (f) non-compensation expenses from a potential regulatory settlement.
(6)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(7)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (13) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions, (d) amortization of intangible assets related to acquisitions and (e) non-compensation expenses from a potential regulatory settlement.
(8)A non-GAAP measure which excludes the income tax effect of (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from a potential regulatory settlement.
(9)A non-GAAP measure which represents net income earned by Piper Sandler Companies excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions, (d) non-compensation expenses from a potential regulatory settlement and (e) the income tax expense/(benefit) allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.
(11)A non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted net income and the denominator of which is adjusted weighted average diluted common shares outstanding.
(12)A non-GAAP measure which assumes the vesting of restricted stock with service conditions granted pursuant to all acquisitions since January 1, 2020.
(13)Noncontrolling interests include investment income/(loss) and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.